Exhibit 99

MEADWESTVACO

News Release

MEADWESTVACO CORPORATION

One High Ridge Park

Stamford Connecticut 06905

Media contact:	Investor Relations contact:
Donna Owens Cox	Mark F. Pomerleau
tel 203 461 7634	tel 203 461 7616

MeadWestvaco Declares Regular Quarterly Dividend

STAMFORD, CONN., June 22, 2004 - MeadWestvaco Corporation's (NYSE: MWV) Board of Directors today declared a regular quarterly dividend of 23 cents per common share. The payment of the dividend will be made on September 1, 2004, to stockholders of record at the close of business on August 6, 2004.

MeadWestvaco Corporation, headquartered in Stamford, Conn., is a leading global producer of packaging, coated and specialty papers, consumer and office products, and specialty chemicals. Among the principal markets it serves are the automotive, beverage, consumer products, healthcare, media and entertainment, and publishing industries. The company operates in 29 countries and serves customers in nearly 100 nations. Its highly recognized consumer and office brands include AT-A-GLANCE®, Day Runner®, Cambridge®, Columbian®, Five Star®, and Mead®. MeadWestvaco manages strategically located forestlands according to stringent environmental standards and in conformity with the Sustainable Forestry Initiative®. For more information, visit www.meadwestvaco.com.

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